QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Genetronics Biomedical Corporation for the registration of 204,507 shares of its common stock and to the incorporation by reference therein of our report dated May 4, 2001 (except for notes 1 and 11 which are as at December 19, 2001), with respect to the consolidated financial statements of Genetronics Biomedical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP
                      Chartered Accountants

Vancouver, Canada
December 12, 2003

QuickLinks

  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS